Exhibit 10.32

AMENDMENT TO
TERM CREDIT AGREEMENT

THIS AMENDMENT TO TERM CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 26, 2005 by and among STONEPATH HOLDINGS (HONG KONG) LIMITED a company incorporated under the laws of Hong Kong (“Borrower”), HONG KONG LEAGUE CENTRAL CREDIT UNION, in its capacity as a lender hereunder (“Lender”) and SBI ADVISORS, LLC, a California limited liability company, in its capacity as agent for Lender (“Agent”), with reference to the following:

WITNESSETH:

WHEREAS, Lender, Agent, and Borrower are parties to the Term Credit Agreement dated October 27, 2004 (the “Initial Term Credit Agreement”) pursuant to which Lender agreed to make term loans to Borrower in an aggregate amount not to exceed $10 million, of which the aggregate principal amount of $5,000,000 is outstanding; and

WHEREAS, pursuant to the terms of an Exchange Agreement dated the date hereof (the “Exchange Agreement”) by and among Lender, Agent, Borrower and Stonepath Group, Inc. (“Group”) have agreed to (i) exchange $3,000,000 of the principal amount outstanding under the Initial Term Credit Agreement for newly issued preferred shares of Borrower which are exchangeable for shares of common stock of Group, (ii) extend the date for the repayment of $1,000,000 of the remaining $2,000,000 principal amount outstanding under the Initial Term Credit Agreement, (iii) terminate the Security Agreements and the security interests created thereby, and (iv) have Group issue to Lender a warrant to purchase shares of Group’s common stock; and

WHEREAS, the parties have agreed to amend the Initial Term Credit Agreement to give effect to these transactions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Initial Term Credit Agreement as follows:

1.             Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Initial Term Credit Agreement.

2.             Amendments.

(a)           Definitions. The definitions “Advance Request,” “Collateral,” “Lien,” “Permitted Lien,” and “Secured Obligations” are hereby deleted from Section 1 of the Initial Term Credit Agreement. The definition of “Maturity Date” is hereby replaced with the following definition:

“‘Maturity Dates’ has the meaning set forth in SECTION 2(B).”

(b)           Term Loan Advances. Section 2(a) of the Initial Term Credit Agreement is revised to read in its entirety as follows:

“Term Loan Advances. Lender has made term loans to Borrower in the aggregate principal amount of Five Million Dollars ($5,000,000) (the “Term Loans”). Contemporaneously with the execution and delivery of the Amendment to Term Credit Agreement, Lender has exchanged Three Million Dollars ($3,000,000) of the outstanding principal amount of the Term Loans for preferred shares of Borrower, thereby reducing the remaining principal amount of the Term Loans to Two Million Dollars ($2,000,000). The Term Loans may be repaid at any time prior to the Maturity Dates without premium or penalty, but may not be reborrowed once repaid. No further Term Loans shall be advanced by Lender.”

(c)           Term.      Section 2(b) of the Initial Term Credit Agreement is revised to read in its entirety as follows:

“Term. One Million Dollars ($1,000,000) in outstanding principal amount of the Term Loans, and accrued but unpaid interest on such principal amount shall, subject to Section 2(c) below, be payable on November 4, 2005 (the “First Maturity Date”). All remaining unpaid principal and accrued, but unpaid interest of the Term Loans and other amounts payable hereunder shall, subject to Section 2(c) below, be payable in full on November 4, 2007 (the “Second Maturity Date” and collectively with the First Maturity Date, the “Maturity Dates”).”

(d)           Interest Rate.  The Interest Rate in Section 2(c) of the Initial Term Credit Agreement is revised from “fifteen percent (15%)” to “twelve percent (12%).”

(e)           Events of Default. Section 8(c) of the Initial Term Credit Agreement is revised to read in its entirety as follows: “[INTENTIONALLY OMITTED].”

(f)            Notices. The address for Borrower in Section 11(c) of the Initial Term Credit Agreement is hereby revised to read as follows:

If to Borrower:	Stonepath Holdings (Hong Kong) Limited
Unit 2602, 26th Floor, Miramar Tower
132 Nathan Road, Tsimshatsui, Kowloon,
Hong Kong

with copies to:	Stonepath Group, Inc.
World Trade Center
2200 Alaskan Way, Suite 200
Seattle, Washington 98121
Attention: Mr. Robert Arovas, President
Telecopier No.: 206-336-5401

and

Brian S. North, Esquire
Buchanan Ingersoll PC
1835 Market Street, 14th Floor
Philadelphia, PA 19103
Telecopier No. (215) 665-8760

3.             Termination of Security Agreements; Release of Collateral.  All Security Agreements, including, without limitation, the Floating Charge Over Accounts Receivables dated October 27, 2004 between Stonepath Logistics (Hong Kong) Limited, Lender, and Agent, the Floating Charge Over Accounts Recievables dated October 27, 2004 between G Link Express Logistics (Singapore) Pte.Ltd, Lender and Agent, and the Floating Charge Over Accounts Recievables dated October 27, 2004 between Planet Logistics Express (Singapore) Pte Ltd., Lender, and Agent are hereby terminated.  Lender and Agent hereby release any and all security interests, liens, charges, and other interests they have in any collateral, whether granted under the Security Agreements or otherwise, and agree to take all such action as may be reasonably requested by Borrower to terminate such security interests, liens, charges, and other interests of record.

                4.             Ratification  of Initial Term Credit Agreement.  Except as expressly set forth herein, all of the terms and conditions of the Initial Term Credit Agreement are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Term Credit Agreement shall mean the Term Credit Agreement as modified by this Amendment. No modification hereof shall be binding or enforceable unless in writing and signed by the party against whom enforcement is sought.

                5.             Counterparts; Facsimile Signatures.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures to this Agreement shall be deemed to be original signatures.

IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of the date first above written.

STONEPATH HOLDINGS
(HONG KONG) LIMITED

By:	Robert Arovas
Name:	Robert Arovas
Its:	Director

[signatures continued on next page]

SBI ADVISORS, LLC, solely in its capacity as Agent

By:	Shelly Singhal
Name:	Shelly Singhal
Its:	Manager

HONG KONG LEAGUE CENTRAL CREDIT UNION

By:	Shelly Singhal
Name:	Shelly Singhal
Its:	Agent